   As filed with the Securities and Exchange Commission on September 1, 1999
                                                   Registration No. ____________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.. 20549

                         ------------------------------

                                    Form S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                     COMPUTER NETWORK TECHNOLOGY CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                Minnesota                             41-1356476
     (State or Other Jurisdiction of               (I.R.S. Employer
      Incorporation or Organization)               Identification No.)

            605 North Highway 169
           Minneapolis, Minnesota                       55441
  (Address of Principal Executive Offices)            (Zip Code)


                       1999 NON-QUALIFIED STOCK AWARD PLAN
                            (Full Title of the Plan)

                                Gregory T. Barnum
                             Chief Financial Officer
                     Computer Network Technology Corporation
                              605 North Highway 169
                          Minneapolis, Minnesota 55441
                     (Name and Address of Agent for Service)

                                 (612) 797-6100
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

=================== =============== ==================== ==================== =================
                                          Proposed             Proposed
Title of Securities   Amount to be    Maximum Offering     Maximum Aggregate      Amount of
  to be Registered   Registered (1)  Price Per Share (2)   Offering Price (2)  Registration Fee
------------------- --------------- -------------------- -------------------- -----------------
Common Stock,
par value $0.01
per share            330,000 shares        $14.25            $4,702,500             $1,308
=================== =============== ==================== ==================== =================

(1) This Registration Statement relates to 330,000 shares of Common Stock to be offered pursuant to the 1999 Non-Qualified Stock Award Plan.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based on the average of the high and low sale prices per share of the Registrant's Common Stock as reported on the NASDAQ National Market System on August 26, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.  Incorporation of Documents by Reference.

      The following documents have been filed with the Commission by the Registrant, and are incorporated herein by reference and made a part hereof:

      o The Annual Report on Form 10-K of Computer Network Technology Corporation (the "Company"), for the fiscal year ended December 31, 1998, filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

      o All other reports filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

      o The description of the Company's Common Stock contained in the Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all of the shares of Common Stock offered by this Registration Statement have been sold or which deregisters all such shares of Common Stock then remaining unsold shall be deemed to be incorporated by reference in and to be a part of this Registration Statement from the date of filing of such documents.

      Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

            Not applicable.

Item 5.  Interests of Named Experts and Counsel.

            Not applicable.


Item 6.  Indemnification of Directors and Officers.


      Unless prohibited in a corporation's articles or bylaws, Minnesota Statutes, Section 302A.521 requires indemnification of officers, directors, employees and agents, under certain circumstances, against judgments, penalties, fines, settlements and reasonable expenses (including attorneys' fees and disbursements) incurred by such person in connection with a threatened or pending proceeding with respect to the acts or omissions of such person in his official capacity. The general effect of Minnesota Statutes, Section 302A.521 is to reimburse (or pay on behalf of) directors and officers of the Registrant any personal liability that may be imposed for certain acts performed in their capacity as directors and officers of the Registrant, except where such persons have not acted in good faith.

      As permitted by the Minnesota Business Corporation Act, the Articles of Incorporation of Computer Network Technology Corporation eliminate the liability of our directors for monetary damages arising from any breach of fiduciary duties as a member of our board of directors (except as expressly prohibited by Minnesota Statutes, Section 302A.251, subd. 4).

      The Registrant's Officer's and Director's liability insurance provides for indemnification of officers and directors of the Company in certain circumstances.

Item 7.  Exemption from Registration Claimed.

            Not applicable.

Item 8.  Exhibits.

      Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

 Exhibit    Description
 -------    -----------

    4.1 The Second Restated Articles of Incorporation of the Company (Incorporated by reference to exhibit 3(i)-2 to Form 8-K dated May 13, 1999).

    4.2 Bylaws of the Company (Incorporated by reference to Exhibit 3(ii)-1 to Form 8-K dated May 13, 1999).

    4.3 Rights Agreement between Computer Network Technology Corporation and Chase Mellon Shareholder Services, L.L.C., as Rights Agent including the form of Rights Certificate and the Summary of Rights to Purchase Preferred Shares. (Incorporated by reference to Exhibit 1 to Form 8-A dated July 29, 1998).

    5.1     Opinion of Leonard, Street and Deinard Professional Association.

    23.1 Consent of Leonard, Street and Deinard Professional Association, to the filing of its opinion as an exhibit to this Registration Statement (included in Exhibit 5.1).

    23.2    Consent of KPMG LLP.

    24.1    Power of Attorney of Patrick W. Gross.

    24.2    Power of Attorney of John A. Rollwagen.

    24.3    Power of Attorney of Erwin A. Kelen.

    24.4    Power of Attorney of Lawrence Perlman.

    24.5 Certified copy of a resolution adopted by the Company's Board of Directors authorizing execution of the registration statement by power of attorney.

    24.6 A power of attorney was also included on the signature page to this Registration Statement executed by Messrs. Thomas G. Hudson, Gregory
            T. Barnum and Jeffrey A. Bertelsen.

    99.1    1999 Non-Qualified Stock Award Plan (Incorporated by reference to
            Exhibit 10Q to Form S-3 Registration Statement No. 333-80841).

    99.2 Form of Restricted Stock Agreement in connection with the Computer Network Technology Corporation 1999 Non-Qualified Stock Award Plan.

    99.3 Form of Non-Qualified Stock Option Agreement in connection with the Computer Network Technology Corporation 1999 Non-Qualified Stock Award Plan.

Item 9.  Undertakings.

      The undersigned Registrant hereby undertakes:

      o To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            o To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

            o To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            o To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            Provided, however, that the first and second paragraphs above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrants pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

      o That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      o To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      o That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      o Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on August 30, 1999.

                                 COMPUTER NETWORK TECHNOLOGY CORPORATION


                                  By: /s/ Gregory T. Barnum
                                      ------------------------------------------
                                      Gregory T. Barnum, Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas G. Hudson, Gregory T. Barnum and Jeffrey A. Bertelsen, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b), and to file the same with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signature                      Title                          Date
        ---------                      -----                          ----

/s/ Thomas G. Hudson
---------------------------
Thomas G. Hudson             Chairman of the Board, Chief        August 30, 1999
                             Executive Officer and Director
                             (Principal Executive Officer)
/s/ Gregory T. Barnum
---------------------------
Gregory T. Barnum            Chief Financial Officer (Principal  August 30, 1999
                             Financial Officer)
/s/ Jeffrey A. Bertelsen
---------------------------
Jeffrey A. Bertelsen         Corporate Controller and Treasurer  August 30, 1999
                             (Principal Accounting Officer)
/s/ *
---------------------------
Patrick W. Gross             Director                            August 30, 1999
/s/ *
---------------------------
Erwin A. Kelen               Director                            August 30, 1999
/s/ *
---------------------------
Lawrence Perlman             Director                            August 30, 1999
/s/ *
---------------------------
John A. Rollwagen            Director                            August 30, 1999


* By /s/ Gregory T. Barnum
---------------------------
Attorney-in-fact

                                INDEX TO EXHIBITS


       Exhibit                                                                               Page
       -------                                                                               ----

         4.1      The Second Restated Articles of Incorporation of the Company
                  (Incorporated by reference to exhibit 3(I)-2 to Form 8-K dated
                  May 13, 1999).

         4.2      Bylaws of the Company (Incorporated by reference to Exhibit
                  3(ii)-1 to Form 8-K dated May 13, 1999).

         4.3      Rights Agreement between Computer Network Technology
                  Corporation and Chase Mellon Shareholder Services, L.L.C., as
                  Rights Agent including the form of Rights Certificate and the Summary of Rights to Purchase Preferred Shares. (Incorporated by reference to Exhibit 1 to Form 8-A dated July 29, 1998).

         5.1      Opinion of Leonard, Street and Deinard Professional                 Electronically Filed
                  Association.

         23.1     Consent of Leonard, Street and Deinard Professional                 Electronically Filed
                  Association, to the filing of its opinion as an exhibit to this Registration Statement (included in Exhibit 5.1).

         23.2     Consent of KPMG LLP.                                                Electronically Filed

         24.1     Power of Attorney of Patrick Gross.                                 Electronically Filed

         24.2     Power of Attorney of John A. Rollwagen.                             Electronically Filed

         24.3     Power of Attorney of Erwin Kelen.                                   Electronically Filed

         24.4     Power of Attorney of Lawrence Perlman.                              Electronically Filed

         24.5     Certified copy of a resolution adopted by the Company's Board       Electronically Filed
                  of Directors authorizing execution of the Registration
                  Statement by power of attorney.

         24.6 A power of attorney was also included on the signature page to this Registration Statement executed by Messrs. Thomas G.
                  Hudson, Gregory T. Barnum and Jeffrey A. Bertelsen.

         99.1 1999 Non-Qualified Stock Award Plan (Incorporated by reference to Exhibit 10Q to Form S-3 Registration Statement No.
                  333-80841).

         99.2     Form of Restricted Stock Agreement in connection with the           Electronically Filed
                  Computer Network Technology Corporation 1999 Non-Qualified
                  Stock Award Plan.

         99.3     Form of Non-Qualified Stock Option Agreement in connection          Electronically Filed
                  with the Computer Network Technology Corporation 1999
                  Non-Qualified Stock Award Plan.